Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF’s Board of Directors Elect

Theodore Bigos to Board Membership

WAYZATA, MN, October 24, 2008 – The Board of Directors of TCF Financial Corporation (TCF) (NYSE: TCB) today announced the election of Theodore (Ted) Bigos to the TCF Board of Directors, effective October 20, 2008.

Mr. Bigos is founder and owner of Bigos Management, Inc., a principle business unit of Bigos Management Company located in Edina, Minnesota.  Through the direction of Mr. Bigos, the company has expanded since its inception in 1984 and currently owns/manages numerous apartment communities primarily located in the Minneapolis/St. Paul metropolitan area.

“Ted brings to the Board a wealth of knowledge and experience,” said William A. Cooper, Chairman of the Board and Chief Executive Officer.  “We look forward to his guidance and counsel.”

 TCF is a Wayzata, Minnesota-based national financial holding company with $16.5 billion in total assets.  The company has 445 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services.  TCF also conducts leasing and equipment finance business in all 50 states.

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